UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 12, 2019

DAVIDsTEA Inc.
(Exact name of registrant as specified in its charter)

Canada	98-1048842
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification Number)

001-37404

(Commission File Number)

5430 Ferrier, Town of Mount-Royal,
Québec, Canada	H4P 1M2
(Address of principal executive offices)	(Zip Code)

(888) 873-0006

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common shares, no par value per share	DTEA	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

On December 12, 2019 the Board of Directors (the “Board”) of DAVIDsTEA Inc., a corporation incorporated under the Canada Business Corporations Act (the “Company”), upon the recommendation of the Company’s Audit Committee, determined that the Company will restate its unaudited condensed interim consolidated financial statements and related footnote disclosures for the quarters ended May 4, 2019 and August 3, 2019 contained in its Quarterly Reports on Form 10-Q (the “Affected Financial Statements”). In light of the restatement, investors should no longer rely upon the Affected Financial Statements.

Description of Error

During the course of management’s financial statement close process for the quarter ended November 2, 2019, accounting errors were identified in the assessment of impairment indicators upon completing the store impairment analysis under IAS 36, Impairment of Assets (“IAS 36”), subsequent to the adoption of IFRS 16, Leases (“IFRS 16”). Upon further review, management determined that, pursuant to IFRS standards, its financial statements would be more relevant and reliable had they applied IAS 36 as of the date of initial adoption, instead of applying an available practical expedient. In addition, when appropriately performing the assessment of impairment indicators with respect to the right-of-use assets (“ROU assets”) as at May 4, 2019 and August 3, 2019, certain impairment charges were identified related to the second quarter ended August 3, 2019.

The changes to the Affected Financial Statements result in (i) a non-cash impact on the opening deficit within total equity upon the initial adoption of IFRS 16 and (ii) impairment charges for the three and six-month periods ended August 3, 2019, offset by the ongoing impact related to lower depreciation of the ROU assets, respectively. The Company determined that these changes have a material impact on the as filed condensed interim consolidated financial statements as at and for the three-month period ended May 4, 2019, and the three and six-month periods ended August 3, 2019, and as a result, the Affected Financial Statements are being restated.

Based on the impairment test performed at February 3, 2019 as part of the restatement, the Company’s restated ROU assets impairment was understated as compared to the application of the practical expedient, which resulted in the previously-recognized onerous lease provisions of $19,154,000 being offset against the ROU assets recognized on transition. The difference that results from performing an IAS 36 impairment test at February 3, 2019 and the application of the practical expedient related to onerous leases results from a difference in the application of certain assumptions required under the two standards. As a result of these differences, in connection with the restatement, the Company will increase the deficit within total equity, reduce the initial value of the ROU assets, and decrease amortization expense in the three-month periods ended May 4, 2019 and August 3, 2019.

Internal Control Over Financial Reporting

The Board has also, upon recommendation of the Audit Committee, concluded that the Company has a material weakness in its internal control over financial reporting as of May 4, 2019 related to a design deficiency in the assessment of impairment indicators upon completing the store impairment analysis under IAS 36, subsequent to the adoption of IFRS 16. As a result of the material weakness, the Board, upon recommendation of the Audit Committee, has concluded that the Company’s internal control over financial reporting and disclosure controls and procedures were ineffective as of May 4, 2019.

Timing of Restatement

The Company is working diligently to complete the restatement of its financial statements. Substantially concurrently with this Form 8-K, the Company is filing a Form 12b-25 seeking an extension of the deadline for its Quarterly Report on Form 10-Q for the period ended November 2, 2019 (the “Q3 Form 10-Q”).

The Company intends to file the following as soon as practicable (i) an amendment to its Quarterly Report on Form 10-Q for the period ended May 4, 2019 to restate its unaudited condensed consolidated financial statements and related financial information at May 4, 2019 and to amend certain other items within that report, (ii) an amendment to its Quarterly Report on Form 10-Q for the period ended August 3, 2019 to similarly restate its unaudited condensed consolidated financial statements and related financial information at August 3, 2019 and to amend certain other items within that report, and (iii) the Q3 Form 10-Q.

The Company’s management and the Audit Committee have discussed the matters disclosed in this Form 8-K with the Company’s independent registered public accounting firm, Ernst & Young LLP.

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Item 7.01 Regulation FD Disclosure

On December 18, 2019, the Company issued a press release announcing the restatement of previously issued financial statements.

The information in this Item 7.01 and Exhibit 99.2 attached hereto is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release, dated December 18, 2019

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DAVIDsTEA INC.

Date: December 18, 2019	By:	/s/ Frank Zitella
	Name:	Frank Zitella
	Title:	Chief Financial and Operating Officer

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